Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) dated March 16, 2023, relating to the consolidated financial statements of WiSA Technologies, Inc., which appears in the Annual Report on Form 10-K of WiSA Technologies, Inc. for the year ended December 31, 2022.

/s/BPM LLP

San Jose, California

May 30, 2023